Exhibit 99.1

Kaival Brands Innovations Group, Inc.

Bidi Vapor Completes Regulatory Approval to Enter Four International Markets

Company to enter U.K., Australia, New Zealand, and Russian markets; CEO will host a stockholder update call on Wednesday, April 14

GRANT, FL, March 31, 2021 (PR Newswire) – Kaival Brands Innovations Group, Inc. (OTCQB: KAVL) (“Kaival Brands,” the “Company,” or “we”), today announced that Bidi Vapor, LLC (“Bidi Vapor”), the manufacturer of the products that Kaival Brands acts as the exclusive global distributor of, successfully completed the regulatory process to enter four new, significant markets. Bidi Vapor’s primary offering, the BIDI® Stick, which is intended exclusively for adults 21 and over, is the fastest-growing closed system disposable electronic nicotine delivery system (“ENDS”) in the U.S. The tamper-resistant BIDI® Stick is also the only ENDS on the market with an ecologically friendly, mass-recycling program called Bidi® Cares, and is the subject of a comprehensive Premarket Tobacco Product Application (PMTA) now under review with the U.S. Food and Drug Administration (FDA).

Bidi Vapor recently successfully received pre-market authorization from the United Kingdom’s regulatory body, the Medicines and Healthcare products Regulatory Agency (MHRA) to sell and market Bidi Vapor products through Kaival Brands in the United Kingdom. All eleven of the BIDI® Stick products are now listed on the MHRA website (subject to the 2% nicotine limitation and other U.K. restrictions). Bidi Vapor also obtained notifications with the Tobacco Products Directive (TPD) and received its European Community Identification number (ECID). Bidi Vapor has also recently received the following new certifications (WEEE, UKCA-ROHS, UKCA-EMC and CB60335 and 62133) for its BIDI®️ Stick battery to be in full compliance with U.K. regulations, which are designed for the protection of the public health. Moreover, Bidi Vapor has successfully completed all necessary certifications and finished the process for distribution approvals to market and sell products in Russia, New Zealand and Australia. Kaival Brands’ Chief Executive Officer, Niraj Patel, said, “We are extremely excited to roll out Bidi Vapor products in four significant, new markets for us. Once Kaival Brands solidifies local distribution agreements, we will begin to sell and market our full scope of products. We believe our first sales in each of these new regions will occur within the next six months with UK being the first.”

Kaival Brands will showcase its premium-quality BIDI® Stick at the VOXPO virtual trade show, to be held on April 28–30, and sponsored by London-based Vapouround magazine. The virtual event will introduce Bidi Vapor’s products to distributors and retailers in the United Kingdom who have yet to discover a high-quality device within the disposable ENDS segment. “We believe the U.K. market is ready to embrace a high-end, aesthetically sophisticated design, premium vape experience, which only Bidi Vapor can deliver for adult tobacco users,” Patel said.

The U.K. market alone is a very robust market for ENDS. In 2019, ENDS revenues were estimated at roughly $2.5 billion U.S. dollars and is projected to reach $3.9 billion by 2023, according to Statista Research Department. According to a Prescient & Strategic Intelligence firm report, the ENDS market will grow at a 19.6% CAGR for the next few years. Furthermore, a recent National Statistics study estimates 37% of the entire U.K. population has tried an ENDS at least once. The growth in the U.K. market has been predominantly driven by consumers’ desire to switch from traditional, combustible cigarettes to ENDS, the National Statistics study reported.

“We believe the BIDI® Stick will be a welcomed entry into the U.K. market as long time adult cigarette smokers look to transition to ENDS products,” said Patel, who is also president and CEO of Bidi Vapor. “While the VOXPO conference is our first international show, we anticipate participating in similar events in Australia, New Zealand, and Russia. We see ample opportunity in these new markets, as the success we’ve seen in the United States shows us, that once consumers discover an e-cigarette that can provide them a consistent, premium experience, they will welcome the option.”

Mr. Patel continues, “Furthermore, as we continue to develop our domestic and now global distribution footprint, we remain very confident in our full year fiscal 2021 revenue guidance of $400 million to $450 million. Our market share gains continue despite the larger presence of “bad actors” (selling unregulated, counterfeit products) in the market as well as Chinese dumping of cheap, non-regulated products. Bidi Vapor and Kaival Brands continues to go above and beyond all recommended guidelines to protect adult consumers and continuously adopt higher standards to prevent the product from getting in the hands of our youth.”

Mr. Patel, the Company’s President, Chief Executive Officer, and Chief Financial Officer, owns and controls Bidi Vapor. As a result, Bidi Vapor and the Company are considered under common control and Bidi Vapor is considered a related party.

STOCKHOLDER UPDATE CALL

The Company will be hosting a stockholder update call on Wednesday, April 14, 2021 at 4:30 p.m. EDT to discuss the Company’s recent accomplishments and expected goals for the next three months. In addition to providing an update, Mr. Patel, the Company’s Chief Executive Officer, will also be available for a short Q&A. Additional information on how stockholders can access and participate in this update call will be separately provided.

ABOUT VOXPO

For its inaugural launch last year, the VOXPO event gathered users from more than 80 countries who made nearly 24,000 booth visits, 15,000 document views, and 9,200 video views over a three-day “live” broadcast. The rolling events offer, among other things, live webinars and meetings with 80 vaping exhibitors and 45 CBD exhibitors via text, audio, or video chat in real time. VOXPO event organizers will resume their series of “live” trade shows in the spring of 2021, with Bidi Vapor’s participation extending for a year.

For more information about the VOXPO event, visit https://voxpo.vfairs.com.

ABOUT BIDI VAPOR

Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible marketing, supporting age-verification standards and sustainability through its BIDI® Cares recycling program. The company’s premiere device, the BIDI® Stick, is a premium product made with medical-grade components, a UL-certified battery, and technology designed to deliver a consistent vaping experience. Bidi Vapor is also adamant about strict compliance with all federal, state, and local guidelines and regulations. At Bidi Vapor, innovation is key to our mission, with the BIDI® Stick promoting environmental sustainability, while providing a unique vaping experience to adult smokers.

For more information, visit www.bidivapor.com.

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ABOUT KAIVAL BRANDS

Based in Grant, Florida, Kaival Brands is a company focused on growing and incubating innovative and profitable products into mature and dominant brands in their respective markets. Our vision is to develop internally, acquire, own, or exclusively distribute these innovative products and grow each into dominant market-share brands with superior quality and recognizable innovation. Kaival Brands is the exclusive global distributor of all products manufactured by Bidi Vapor.

Learn more about Kaival Brands Innovations Group, Inc., at www.kaivalbrands.com

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Forward-Looking Statements

This press release includes statements that constitute “forward-looking statements” within the meaning of federal securities laws, which are statements other than historical facts that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to, the approval of our application for listing on the Nasdaq Capital Market; the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute; the actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that we could take to reduce operating costs; our inability to generate and sustain profitable sales growth; circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives; changes in government regulation or laws that affect our business; and those factors detailed by us in our public filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

Investor & Public Relations:

Inflection Partners, LLC

New York | Philadelphia | New Orleans

www.inflectionpartnersllc.com

Office: (504) 381-4603

investors@kaivalbrands.com

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